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                                                                    EXHIBIT 23.1

The Board of Directors
National Semiconductor Corporation:

     We consent to the use of our report contained in National Semiconductor Corporation's May 25, 1997 annual report on Form 10-K incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for depreciation in fiscal 1996.

                                          /s/ KPMG Peat Marwick LLP

San Jose, California
October 16, 1997